Exhibit 32.1

CERTIFICATIONS

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Qing Sun, Chief Executive Officer of AA Mission Acquisition Corp. II (the “Company”), and Shibin Fang, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 13th day of November, 2025.

/s/ Qing Sun	/s/ Shibin Fang
Qing Sun	Shibin Fang
Chief Executive Officer	Chief Financial Officer